                          OFFER TO PURCHASE FOR CASH
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      AND
                ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK

                                      OF

                       CONSOLIDATED CIGAR HOLDINGS INC.

                                      AT

                             $17.85 NET PER SHARE

                                      BY

                           DORSAY ACQUISITION CORP.
                       A DIRECT, WHOLLY OWNED SUBSIDIARY

                                      OF

    SOCIETE NATIONALE D'EXPLOITATION INDUSTRIELLE DES TABACS ET ALLUMETTES

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 21, 1999, UNLESS THE OFFER IS EXTENDED.

                                                              December 22, 1998

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated December 22, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Dorsay Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and a direct, wholly owned subsidiary of Societe Nationale d'Exploitation Industrielle des Tabacs et Allumettes, a corporation organized and existing under the laws of France ("Parent"), to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and Class B Common Stock, par value $0.01 per share (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Consolidated Cigar Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $17.85 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in connection with the Agreement and Plan of Merger, dated December 16, 1998 (the "Merger Agreement"), among Parent, Purchaser and the Company. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3--"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $17.85 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Board of Directors of the Company has unanimously approved and found advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, January 21, 1999 (the "Expiration Date"), unless the Offer is extended.

    5. The offer is conditioned upon, among other things, there having been validly tendered and not withdrawn on or prior to the Expiration Date all outstanding Class B Shares (the "Minimum Condition"). The Offer is also subject to certain other conditions contained in the Offer to Purchase. See the Introduction and Section 1--"Terms of the Offer; Expiration Date" and
  Section 13--"Certain Conditions of the Offer" of the Offer to Purchase.

    6. Pursuant to the terms of the Tender and Voting Agreement, dated December 16, 1998, among Parent, Purchaser and Mafco Consolidated Group Inc., a Delaware corporation ("Mafco"), Mafco has, among other things, agreed to tender pursuant to the Offer all Class B Shares owned by it. The tender of Mafco's Shares will be sufficient to satisfy the Minimum Condition.

    7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Information Agent or the Depositary or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3--"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      AND
                ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
                                      OF
                       CONSOLIDATED CIGAR HOLDINGS INC.
                                      BY
                           DORSAY ACQUISITION CORP.
                     A DIRECT, WHOLLY OWNED SUBSIDIARY OF
    SOCIETE NATIONALE D'EXPLOITATION INDUSTRIELLE DES TABACS ET ALLUMETTES

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 22, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by Dorsay Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and a direct, wholly owned subsidiary of Societe Nationale d'Exploitation Industrielle des Tabacs et Allumettes, a corporation organized and existing under the laws of France, to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and Class B Common Stock, par value $0.01 per share (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Consolidated Cigar Holdings Inc., a corporation organized and existing under the laws of the State of Delaware, at a price of $17.85 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: _______________ , 199

Number of Shares to be Tendered: _ Shares*
--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE

     _______________________________________________________________
                           SIGNATURE(S) OF HOLDER(S)

Name(s) of Holder(s):

     _______________________________________________________________
                             PLEASE TYPE OR PRINT

     _______________________________________________________________
                                  ADDRESS(ES)

     _______________________________________________________________
                                  ZIP CODE(S)

     _______________________________________________________________
                       AREA CODE AND TELEPHONE NUMBER(S)

     _______________________________________________________________
             TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)